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(CHOICE ONE COMMUNICATIONS LOGO)


                                                                    EXHIBIT 99.1

CHOICE ONE CONTACT:
Phil Yawman
Executive Vice President
Phone:  (585) 530-2604
pyawman@choiceonecom.com

CHOICE ONE COMMUNICATIONS HAS AGREEMENT IN PRINCIPLE
ON TERMS OF A FINANCIAL RESTRUCTURING

      ROCHESTER, New York - Aug. 2, 2004 - Choice One Communications (OTCBB:
      CWON):

      - Reaches agreement in principle with ad hoc committees of its senior and subordinated lenders on the key terms for a financial restructuring

      - Financial restructuring would substantially reduce Company's debt, strengthen its balance sheet, and increase its liquidity

      - Normal operations expected to continue throughout restructuring process

      -     All client services expected to continue without interruption

      - It is anticipated that the financial restructuring will be accomplished through "prepackaged" or prearranged chapter 11 proceeding and completed by year end

      Choice One Communications (OTCBB: CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet solutions, to clients in 29 Northeast and Midwest markets, today announced it has reached an agreement in principle with ad hoc committees of its senior and subordinated lenders to restructure and substantially reduce the Company's debt, strengthen its balance sheet, and increase its liquidity.

      "Choice One is strategically focused and operationally strong," said Steve Dubnik, Chairman and Chief Executive Officer. "But our debt level today is out of line with our current business model. We need to fix that, and that is what this financial restructuring is intended to do. It will enhance our ability to meet the needs of our clients and continue to execute our strategy."

      The Company expects to continue normal operations throughout the restructuring process. All services provided to clients are expected to continue on a "business as usual" basis.

      In addition to debt reduction, the proposed restructuring -- which has the support of ad hoc committees of the Company's senior and subordinated lenders -- will increase the Company's liquidity.


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CHOICE ONE AGREEMENT IN PRINCIPLE ON TERMS OF FINANCIAL RESTRUCTURING

      It is currently anticipated that (i) the Company's approximately $404 million of outstanding senior debt would be converted into $175 million of new senior secured term notes payable over six years and 90% of the common stock of the reorganized Company; (ii) the Company's approximately $252 million of outstanding subordinated debt would be converted into the other 10% of such common stock and into two series of seven-year warrants to purchase additional shares of common stock from the reorganized Company; and (iii) upon completion of the restructuring, the Company would obtain a revolving credit facility of up to $25 million from a subset of its senior lenders to provide for ongoing working capital requirements.

      It is anticipated that the restructuring would be implemented through a so-called "prepackaged" or prearranged chapter 11 proceeding, which is designed to be completed promptly with minimal disruption to the Company's business and without affecting the provision of the Company's services to its clients. To ensure the continued stability of the Company's management, certain restricted stock and/or stock option grants would be made in amounts and subject to conditions thereon to be determined. It is expected that the Company's existing preferred and common stockholders would not receive any recovery.

      To facilitate the negotiation of the financial restructuring, the requisite majority of both its senior and subordinated lenders have agreed to standstill agreements, subject to certain conditions, pursuant to which they will not take any action before August 30, 2004 with respect to the Company's failure to make certain payments on the senior debt that were due on July 30, 2004. This will provide the Company with the flexibility to postpone its interest and amortization payments until August 30, 2004, and thereby with additional short-term liquidity. There can be no assurance that the Company's financial restructuring will be successfully completed.

      Mr. Dubnik said: "This agreement in principle is an important first step in the financial restructuring of the Company. With a strengthened balance sheet, increased liquidity, $320 million in recurring revenue, and more than 100,000 clients on our network, Choice One will be well-positioned to be a leading communications company in the markets we serve."

ABOUT CHOICE ONE COMMUNICATIONS

      Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB: CWON) is a leading Integrated Communications Provider offering voice and data services including Internet solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One reported $323 million of revenue in 2003, has more than 100,000 clients and employs approximately 1,400 colleagues.


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CHOICE ONE AGREEMENT IN PRINCIPLE ON TERMS OF FINANCIAL RESTRUCTURING


      Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany (including Kingston, Newburgh, Plattsburgh and Poughkeepsie), Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.

      The Company has intra-city fiber networks in the following markets:
Hartford, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield, Massachusetts; Grand Rapids and Kalamazoo, Michigan; Albany, Buffalo, Rochester and Syracuse, New York; Columbus, Ohio; Pittsburgh, Pennsylvania; Providence, Rhode Island; Green Bay, Madison and Milwaukee, Wisconsin.

      For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believe", "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of Choice One Communications Inc. ("the Company"). These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, availability of significant operating cash flows, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the Company's business, changes in the competitive climate in which the Company operates, the emergence of future opportunities, and the Company's ability to complete a financial restructuring, all of which could cause actual results and experiences to vary significantly from the Company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, Registration No. 000-29279, filed with the Securities and Exchange Commission on March 30, 2004.

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